Exhibit 99.1

FOR IMMEDIATE RELEASE
MaxLinear, Inc. Updates Financial Guidance Based on U.S. Department of Commerce Action

Carlsbad, Calif. – June 4, 2019 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications, today announced a revision to its second quarter 2019 business outlook based on the action taken by the Bureau of Industry and Security (BIS) of the United States Department of Commerce to add Huawei Technologies Co., Ltd. and 68 of its affiliates (Huawei) to the “Entity List” maintained by the Department.

Huawei constitutes a growing customer of multiple MaxLinear products addressing several applications in the communications network infrastructure markets. While total sales to Huawei have not been material to MaxLinear in the past, as a large strategic customer of MaxLinear’s newer network infrastructure products, Huawei represents a source of strong revenue growth projections for the current year. MaxLinear is continuing to review the impact of the BIS action on its business, including its ability to apply for and obtain appropriate licenses to allow it to ship products to Huawei in the future. Pending further developments, MaxLinear has ceased all shipments to Huawei and its affiliates and cannot predict as to when it will be able to resume such shipments.

MaxLinear’s financial guidance provided on May 1, 2019 preceded the BIS action and did not reflect the effect of discontinuation of sales to Huawei or of the steps required to respond to the BIS action. Accordingly, MaxLinear is providing revised GAAP and non-GAAP expectations for revenue, operating expenses, and gross margin for the second quarter of fiscal 2019, along with the prior guidance that the company originally expected as of May 1, 2019, in the table below.

	Updated Range	Prior Range
Revenue	$80 million to $85 million	$83 million to $88 million
GAAP Gross Margin	53% to 54%	53% to 54%
GAAP Operating Expenses	$49.0 million to $49.5 million	$49.0 million to $49.5 million
Non-GAAP Gross Margin	63.5% to 64.5%	63.5% to 64.5%
Non-GAAP Operating Expenses	$33.0 million to $33.5 million	$33.0 million to $33.5 million

Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2019. We refer you to the detailed description of our non-GAAP financial presentation provided below as well as a summary of factors that could affect future operating results.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current, revised guidance for second quarter 2019 revenue, gross margins, and operating expenses) and statements concerning management’s views with respect to MaxLinear’s relationship with Huawei as impacted by governmental policies and regulations, including recent actions by the United States Department of Commerce. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, the current situation relating to trade with China and governmental and regulatory concerns relating to specific Chinese companies remain fluid and unpredictable. Our current and future operating results could be materially and adversely affected by limitations on our ability to sell to one or more Chinese customers and by tariffs and other trade barriers that may be implemented by governmental authorities. In addition to these geopolitical risks relating to China, risks and uncertainties generally affecting our business and future operating results include, without limitation, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including in particular new markets we are entering but also existing markets such as cable; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; the impact on our financial condition of the indebtedness arising from the Exar transaction; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply.

In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 5, 2019, our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 1, 2019, and our Current Reports on Form 8-K, as well as the risk factors set forth therein. All forward-looking statements are based on the estimates, projections and assumptions of management as of June 4, 2019, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as percentage of revenue, effective tax rate, net income and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2019, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2018 which we settled in shares of common stock in 2019; (iv) amortization of purchased intangible assets; (v) depreciation of fixed assets step-up; (vi) professional fees and settlement costs related to our previously disclosed IP and commercial litigation matters; (vii) severance and other restructuring charges; and (viii) non-cash income tax benefits and expenses and effects of the 2017 Tax Cuts and Jobs Act, or Tax Act, as applicable. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear.

Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2018 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2019. We currently expect that bonus awards under our fiscal 2019 program will be settled in common stock in the first quarter of fiscal 2020. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and depreciation of step-up of property and equipment to fair value.

Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to exiting certain facilities.

Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.

Income tax benefits and expense adjustments are those that do not affect cash income taxes payable. Effects of the Tax Act were excluded from Non-GAAP effective tax rate, as applicable.

Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2019.

About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:

Steven Litchfield
Tel: 949-333-0080
slitchfield@maxlinear.com